EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-166528) of IntercontinentalExchange, Inc. and in the related Prospectus pertaining to the IntercontinentalExchange, Inc. shelf registration of common stock,

(2) Registration Statement (Form S-8 No. 333-160194) pertaining to the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-130377) pertaining to the IntercontinentalExchange, Inc. 2000 Stock Option Plan, the IntercontinentalExchange, Inc. 2003 Restricted Stock Plan for Outside Directors, the IntercontinentalExchange, Inc. 2004 Restricted Stock Plan and the IntercontinentalExchange, Inc. 2005 Equity Incentive Plan, and

(4) Registration Statement (Form S-8 No. 333-153299) pertaining to the IntercontinentalExchange, Inc. Amended and Restated 1999 Stock Option/Stock Issuance Plan;

of our reports dated February 8, 2012, with respect to the consolidated financial statements and schedule of IntercontinentalExchange, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of IntercontinentalExchange, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 8, 2012